Grant Thornton



May 31, 2006




Mr. Thomas Glover
President and Chief Executive Officer
Vasomedical, Inc.
180 Linden Avenue
Westbury, New York  11590

Dear Mr. Glover:

This is to confirm that the client-auditor relationship between Vasomedical, Inc. (U.S. Securities and Exchange Commission File No. 0-18105) and Grant Thornton LLP has ceased.

Very truly yours,

/s/ Grant Thornton LLP



cc:     Office of the Chief Accountant
        PCAOB Letter File
        U.S. Securities and Exchange Commission
        100 F Street, NE
        Washington, DC 20549